EXHIBIT 16.1

DE JOYA GRIFFITH, LLC

Henderson, Nevada

October 6, 2015

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Idle Media, Inc. (the “Company”) Form 8-K dated September 22, 2015, and are in agreement with the statements relating only to De Joya Griffith, LLC contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

 /s/ De Joya Griffith, LLC

DE JOYA GRIFFITH, LLC